Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on amendment No. 9 to Form F-1 of our report dated December 6, 2021, relating to the consolidated financial statements of SANCAI HOLDING GROUP LTD as of and for the years ended September 30, 2021 and 2020, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on November 28, 2022.

/s/ B F Borgers CPA PC

Lakewood, Colorado

November 28, 2022